UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 3, 2014 (October 1, 2014)

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers

Effective October 1, 2014, Tiptree Financial Inc. (“Tiptree”) appointed Jonathan Ilany as Executive Vice President, Head of Mortgage Finance and Asset Management of Tiptree and its subsidiary, Tiptree Operating Company, LLC (“Operating Company”) and will be joining, Michael G. Barnes, Executive Chairman of Tiptree, and Geoffrey N. Kauffman, President and Chief Executive Officer of Tiptree as a member of Tiptree’s management Executive Committee. Mr. Ilany, 61, was a member of Tiptree’s board of directors from August 2010 until September 15, 2014. Mr. Ilany served as a director of Rescap, a subsidiary of Ally Bank from November 2011 until December 2013. Since 2005, Mr. Ilany has been a private investor and passive partner at Mariner Investment Group. Mr. Ilany was a partner at Mariner Investment Group from 2000 until 2005, responsible for hiring and setting up new trading groups, overseeing risk management, and serving as a senior member of the Investment Committee and Management Committee of the firm. From 1996-2000, Mr. Ilany was a private investor. From 1982 until 1995, Mr. Ilany was an employee of Bear Stearns & Co. From 1980 until 1982, Mr. Ilany worked at Merrill Lynch. From 1971 until 1975, Mr. Ilany served in the armored corps of the Israeli Defense Forces, and he was honorably discharged holding the rank of First Lieutenant. Mr. Ilany received his B.A. and M.B.A. from the University of San Francisco.

Tiptree Asset Management Company, LLC, (“Employer” and together with all of its parent, subsidiary and affiliated entities, including Tiptree Financial Partners, L.P., Tiptree, Operating Company, the “Company”) and Mr. Ilany entered into an Executive Employment Agreement dated as of October 1, 2014 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Ilany will receive compensation for serving as Executive Vice President, Head of Mortgage Finance and Asset Management of Tiptree and Operating Company, consisting of an initial annual base salary of $350,000 and an annual cash bonus which for the fiscal year 2014 shall be discretionary and in an amount set by the Compensation, Nominating and Governance Committee of Tiptree’s board of directors (“CNG”). Thereafter Mr. Ilany is eligible to receive an annual cash bonus in an amount determined by the CNG based on the Company’s achievement of specific annual corporate performance objectives relating to the growth and profitability of the mortgage finance and asset management businesses as determined by the CNG. Performance based compensation will be conditional upon, and in relationship to, Tiptree achieving its own performance objectives with regard to growth and profitability. Mr. Ilany is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.

There is no definite term under the Ilany Employment Agreement, and Employer may terminate Mr. Ilany at any time upon approval of Tiptree’s board of directors. If Mr. Ilany is terminated by Employer without cause, then Mr. Ilany will be entitled, subject to the execution of a general release, to (i) his earned but unpaid base salary, any unreimbursed business expenses and any rights or benefits to which Mr. Ilany is entitled under the terms of any employee benefit plan; (ii) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs; and (iii) the pro rata amount up to the date of termination of bonuses and other incentive compensation that would have been payable with respect to the performance period that ends in the calendar year in which the termination occurs.
Mr. Ilany has agreed that during his employment and for one year following the date of termination (the “Non-Competition Period”), he will not engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company during the Non-Competition Period or while Mr. Ilany was employed with the Company.

Mr. Ilany has agreed that for one year following the date of termination, whether on his own behalf or on behalf of any other person or entity, he will not, directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company, whether or not Mr. Ilany had personal contact with such person or entity during and by reason of Mr. Ilany’s employment with Employer.

Mr. Ilany has agreed that during his employment and for one year following the date of termination, whether on his own behalf or on behalf of any other person or entity, he will not, directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Mr. Ilany has also agreed that he will hold in confidence for the benefit of the Company, all of the information and business secrets in respect of the Company and its affiliates, and will not, at any time before or after their employment ends, willfully use, disclose or divulge any such information and that any intellectual property developed by him during his employment is, and will always remain, solely the property of the Company.

The foregoing description is summary in nature and does not purport to be a complete description of the terms of the Employment Agreement, please refer to the Employment Agreement for full terms. The Employment Agreement is attached as Exhibits 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.

Tiptree is a party to an indemnification agreement with Mr. Ilany (the “Indemnification Agreement”). The Indemnification Agreement requires Tiptree to indemnify its executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the Indemnification Agreement offer substantially the same scope of coverage afforded by the Tiptree’s charter and bylaws and by Maryland law, they provide greater assurance to directors and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides. This summary of the Indemnification Agreement is not complete and is qualified in its entirety by Tiptree’s Form of Indemnification Agreement, previously filed as Exhibit 10.9 to Tiptree’s Registration Statement on Form S-11, as amended (File No. 333-141634), filed on June 7, 2007 and herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Executive Employment Agreement between Tiptree Asset Management Company, LLC and Jonathan Ilany dated as of October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: October 3, 2014	By:	/s/ Geoffrey Kauffman
Name: Geoffrey Kauffman
Title: President and Chief Executive Officer